Exhibit 4


               NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, OR AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

          No. _________                                     US $___________

                          ADVANCED MAMMOGRAPHY SYSTEMS, INC.

                    4% CONVERTIBLE DEBENTURE DUE December 1, 1998


              THIS DEBENTURE is one of a duly authorized issue of $3,000,000 in Debentures of ADVANCED MAMMOGRAPHY SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 4%
          Convertible Debenture Due December 1, 1998.

               FOR VALUE RECEIVED, the Company promises to pay to ___________________________, the registered holder hereof (the
          "Holder"),  the principal  sum of  __________________________ (US
          $____________) on December 1, 1998 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears on December 1, 1998, at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. All interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the tenth day prior to the Maturity Date, provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Regulation S Subscription Agreement executed by the original Holder. Subject to the provisions of 4 below, the principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder as the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

               This Debenture is subject to the following additional provisions:

               1. The Debentures are issuable in denominations of Fifty Thousand Dollars (US$ 50,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

               2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

               3.   This  Debenture has  been issued subject  to investment
          representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

               4. The Holder of this Debenture is entitled, at its option, to convert at any time (a) commencing forty-five (45) days after the closing of the sale of the Debenture (the
          "Closing"), one-half (1/2) of the principal amount of this Debenture, and (b) commencing sixty (60) days after the Closing, the balance of the principal amount of this Debenture, provided that the principal amount is at least US $50,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Fifty Thousand Dollars (US $50,000), then the whole amount thereof), into shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the lesser of (a) 125% of the Market Price on the Closing, or (b) seventy-five (75%) percent of the Market Price on the Conversion Date. For purposes of this Section 4, the Market Price shall be the average closing bid price of the Common Stock on the three
          (3) trading days immediately preceding the Closing or Conversion Date, as may be applicable, as reported by the National
          Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange, the Market Price shall be the closing price on the exchange on such dates, as reported in the Wall Street Journal. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Company, be paid in kind upon conversion. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company or, if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within three (3) business days therefrom. Facsimile delivery of the conversion notice shall be accepted by the Company at telephone number (201) 592-0393. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the date the notice of conversion and this Debenture is delivered to the Company.

               5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein proscribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures, excluding conventional, institutional or secured debt.

               6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               7. The number of Shares issuable upon the conversion of the Debenture (the "Exercise Rate") is subject to adjustment from time to time as set forth in this Section 7.

                    (a)  Adjustment for Change in Capital Stock.  If the
                         --------------------------------------
          Issuer:

                         (i) subdivides its outstanding shares of Common Stock into a greater number of shares;

                         (ii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                         (iii) issues by reclassification of its Common Stock any shares of its Capital Stock (as defined in Section
          (e));

          then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the registered Holder of the Debenture thereafter exercised may receive the number of shares of Common Stock or Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to such action. The adjustment shall become effective immediately after the effective date of any subdivision, combination or reclassification.

                    (b)  Notice of Adjustment.  Whenever the Exercise Rate
                         --------------------
          is adjusted, the Issuer shall mail to the Debenture holder a notice of such event.

                    (c)  No Other Adjustment for Dividends.  Except as
                         ---------------------------------
          provided in this Section 7, no adjustment will be made for dividends on any Common Stock.

                    (d)  Multiple Adjustments.  After an adjustment to the
                         --------------------
          Exercise  Rate  under  this   Section  7,  any  subsequent  event
          requiring an adjustment under this Section 7 shall cause an adjustment to the Exercise Rate as so adjusted.

                    (e)  Definitions.
                         -----------

                         "Capital Stock" means, with respect to any
                         ---------------
          corporation, any and all shares, interests, rights to purchase, warrants, options, participation's or other equivalents of or interests (however designated) in stock issued by that corporation.

               8. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

               9. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

               10.      (a)   In the event that during the period
          commencing June 1, 1997 the Market Price as previously defined exceeds $4.00 for five (5) trading days during any ten (10) day period, the Company may, upon three (3) day written notice, elect to convert the Debentures into Shares of Common Stock at an Exercise Rate computed in accordance with the provisions of pargraph 4 hereof, as of the date of such notice.

                    (b) In the event that there shall not be available any shares to effect the conversions of this Debenture, the Company shall immediately notify all Holders as listed in the Debenture Register. If upon conversion of this Debenture a sufficient amount of Common Stock is not available to satisfy all conversions in full, the Company shall use the available Common Stock to satisfy the conversions in part and the balance of the Debentures sought to be converted shall be redeemed for an amount equal to the sum of (x) 133% of the principal sum of such unconverted Debentures, and (y) all accrued interest, provided,
                                                                --------
          however, that nothing contained herein shall be deemed to require
          -------
          the payment of interest, at a rate in excess of the maximum rate permitted by applicable law.

               11.  The following shall constitute an "Event of Default":

                    a. The Company shall default in the payment of principal or interest on this Debenture for in excess of ten (10) days after the due date; or

                    b. Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                    c. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

                    d. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                    e. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety
                         (90) days after such appointment; or

                    f. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety (90) days thereafter; or

                    g. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty(60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                    h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                    i. The Company shall have its Common Stock delisted from an exchange or over-the-counter market or suspended from trading.

          Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

               12. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

               13. This Debenture shall be governed and construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

          Dated: __________________, 1996


                                        ADVANCED MAMMOGRAPHY SYSTEMS, INC.


                                        By:_______________________________


                                        __________________________________
                                        (Print Name)

                                        __________________________________
                                        (Title)

          ATTEST:


          _______________________________

                                      EXHIBIT A


                                 NOTICE OF CONVERSION

          (To be Executed by the Registered Holder in order to Convert the
                                      Debenture)



               The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of ADVANCED MAMMOGRAPHY SYSTEMS, INC. (the "Company") according to the conditions hereof, as of the date written below.

               The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933 and is not converting the Debenture on Behalf of any U.S. Person.

          Date of Conversion* ________________________________________

          Applicable Conversion Price ________________________________


          Signature __________________________________________________
                                   [Name]

          Address: ___________________________________________________

                   ___________________________________________________




          * This original Debenture and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.